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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated February 23, 2001, accompanying the consolidated financial statements included in the Annual Report of Channell Commercial Corporation on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Channell Commercial Corporation on Form S-8 (File No. 333-36097, effective September 19, 1997).

/s/ Grant Thornton LLP

Los Angeles, California
February 23, 2001